Exhibit 10.1

FIRST AMENDMENT TO SERVICES AGREEMENT

THIS FIRST AMENDMENT TO THE SERVICES AGREEMENT (this “Amendment”) is made and entered into as of the 31st day of October, 2016, by and between Third Security, LLC, a Virginia limited liability company (“THIRD SECURITY”), and Intrexon Corporation, a Virginia corporation (“INTREXON”).

WHEREAS, THIRD SECURITY and INTREXON entered into that certain Services Agreement, dated as of November 1, 2015 (the “Agreement”), which shall expire on November 1, 2016, unless earlier terminated or extended by agreement of the parties pursuant to Section 4 of the Agreement;

WHEREAS, as of the date hereof, THIRD SECURITY and INTREXON desire to amend the Agreement to extend the term of the Agreement to January 1, 2017; and

WHEREAS, pursuant to Section 4 of the Agreement, this Amendment has been approved unanimously by the disinterested directors of the INTREXON Board of Directors.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be bound hereby, agree as follows:

1. Defined Terms. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2. Section 4. Section 4 of the Agreement is hereby amended by deleting such section in its entirety and substituting the following in its stead:

“4. Term of Agreement. The term of this Agreement shall commence immediately upon the date hereof and continue until January 1, 2017 unless earlier terminated by agreement of the parties hereto. The Agreement may be extended on a year-to-year basis by agreement of the Parties, with INTREXON’s agreement conditioned on the unanimous approval of the independent directors of INTREXON’s Board of Directors. Notwithstanding the foregoing, this Agreement shall become terminable (i) at any time by INTREXON upon delivery of written notice to THIRD SECURITY; and (ii) upon thirty (30) days’ notice by THIRD SECURITY upon delivery of written notice to INTREXON. The obligations in Sections 4, 8, 9, 10 and 11 shall survive termination of this Agreement.

3. No Further Amendments. Except as specifically set forth herein, no amendments or modifications to the Agreement are hereby effected, and the Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

THIRD SECURITY, LLC		INTREXON CORPORATION

By:	/s/ Marcus E. Smith	By:	/s/ Donald P. Lehr
Name:	Marcus E. Smith	Name:	Donald P. Lehr
Title:	Senior Managing Director and General Counsel	Title:	Chief Legal Officer